Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-74694 and No. 33-50934) of NN, Inc. (formerly known as NN Ball & Roller, Inc.) of our report dated February 4, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
March 28, 2001